UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 22, 2007

SUN NEW MEDIA INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Fourth Floor 1120 Avenue of the Americas New York NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Signatures
Exhibit Index

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 19, 2007, Sun New Media, Inc. (the “Registrant”) announced that Ms. Kay Koplovitz had resigned from the Board of Sun New Media Inc., effective immediately. Ms. Koplovitz will assume a position as U.S. Chair of Sun Media Investment Holdings Ltd, the parent company and largest shareholder of the Registrant. She will also continue to serve as a US-based advisor to the Registrant.

On February 20, 2007, the Registrant announced the resignation of Mr. Thomas A. Schuler as Chief Financial Officer, effective March 1, 2007.

Concurrently, the Registrant announced the appointment of Mr. Jeffrey Li as Chief Financial Officer of the Company, effective March 1, 2007.

Mr. Li is a certified public accountant, and holds a Bachelors degree from Tsinghua University and an MBA degree from the University of Michigan Business School. His expertise includes U.S. and China GAAP accounting and compliance procedures for the Sarbanes-Oxley Act. Mr. Li is fluent in Mandarin and English, which will enable him to effectively handle both the Company’s U.S. and China affairs.

Prior to joining Sun New Media, Mr. Li was the Chief Financial Officer of DGT Information Systems, a China-based joint venture with General Electric Corporation. Mr. Li also served in a financial executive role with Volvo (China) Investment Company, Ltd. and CTS Electronics Company, Ltd., a China- based company owned by Motorola.

Mr. Li’s responsibilities will include financial accounting, budgeting, financial and operational reporting and controls, forecasting, corporate strategy and investor communications. Mr. Li will be based in Sun New Media’s Beijing office with plans to visit United States regularly.

Mr. Li’s compensation package will be disclosed upon its approval by the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release announcing a Modification to the Sun New Media Board, dated February 19, 2007

99.2	Press Release announcing the Expansion of Sun New Media’ s Management Team, dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007

Sun New Media, Inc.

	By:	/s/ Bruno Wuzheng
Bruno Wuzheng
Chief Executive Officer